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                 EXHIBIT 11.1 COMPUTATION OF PER SHARE EARNINGS
                     For the Six Months Ended March 31, 1998
                      ADVANCED COMMUNICATION SYSTEMS, INC.
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)

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        Basic:
         Total basic weighted average shares outstanding ........    6,438
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         Net income .............................................   $1,497
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         Net income per share - basic ...........................    $0.23
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        Diluted:
         Total basic weighted average shares outstanding ........    6,438
         Plus dilutive stock options ............................      120
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         Total diluted average shares ...........................    6,558
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         Net income per share - diluted .........................    $0.23
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